EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form SB-2 (the “Registration Statement”) of our report dated March 23, 2007, relating to the consolidated financial statements of Payment Data Systems, Inc. as of and for the years ended December 31, 2006 and 2005.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Akin, Doherty, Klein & Feuge, P.C.

Akin, Doherty, Klein & Feuge, P.C.

August 22, 2007